Exhibit 99.1

1 North Brentwood Boulevard 15th Floor St. Louis, Missouri 63105	Phone: 314.854.8000 Fax: 314.854.8003 www.Belden.com

News Release

Belden Reports Strong Results in First Quarter 2015

St. Louis, Missouri – April 30, 2015 – Belden Inc. (NYSE: BDC), a global leader in high quality, end-to-end signal transmission solutions for mission-critical applications, today reported fiscal first quarter 2015 results for the period ended March 29, 2015.

First Quarter 2015 Highlights

•	Grew revenues by 12.2% year-over-year;

•	Achieved record adjusted gross profit margins of 40.6%, increasing 450 basis points from 36.1% in the year-ago period;

•	Expanded adjusted EBITDA margins to 15.5%, increasing 40 basis points from 15.1% in the year-ago period;

•	Generated adjusted income from continuing operations per diluted share of $1.00, up 25% over last year’s $0.80; and

•	Completed the acquisition of Tripwire, a leading global provider of advanced threat, security and compliance solutions.

First Quarter 2015

On a GAAP basis, revenues for the quarter totaled $547.0 million, up $59.3 million, or 12.2%, compared to $487.7 million in the first quarter 2014. Gross profit margin in the first quarter was 38.0%, increasing 200 basis points from 36.0% in the year-ago period. Operating profit margin in the first quarter was 0.9%, decreasing from 10.2% in the year-ago period. Loss from continuing operations per diluted share totaled $(0.46), compared to income of $0.57 in the first quarter 2014. The year-over-year decline in both operating profit margin and income from continuing operations per diluted share was largely a result of amortization expense and other purchase accounting effects related to recent acquisitions.

Adjusted revenue for the quarter totaled $569.5 million, up $81.2 million, or 16.6%, compared to $488.3 million in the first quarter 2014. Adjusted gross profit margin in the first quarter was a company record 40.6%, increasing 450 basis points from 36.1% in the year-ago period. Adjusted EBITDA margin in the first quarter was 15.5%, increasing 40 basis points from 15.1% in the year-ago period. Adjusted income from continuing operations per diluted share totaled $1.00, compared to $0.80 in the first quarter 2014, a year-over-year increase of 25.0%. Adjusted results are non-GAAP measures, and a non-GAAP reconciliation table is provided as an appendix to this release.

John Stroup, President and CEO of Belden Inc., said, “It was a solid start to the year, with gross margins of 40.6% setting a new company record. The demand environment as we entered 2015 varied by market and geography, with strength in our Network Security, Enterprise and Industrial platforms. This offset the impact of a stronger U.S. dollar and economic uncertainty in several emerging markets that affected demand within our Broadcast segment.”

Belden Reports Strong Results in First Quarter 2015 –

Outlook

“Although the stronger U.S. dollar does impact our results, I’m encouraged by the positive secular growth trends that we’re experiencing, including improving demand for non-residential infrastructure, industrial automation equipment, and sophisticated cybersecurity solutions. While global economic uncertainty continues, Belden is well positioned with a diverse portfolio and proven business system,” said Mr. Stroup.

The Company expects second quarter 2015 adjusted revenues to be $605 – $625 million and adjusted income from continuing operations per diluted share to be $1.15 – $1.25. For the full year ending December 31, 2015, the Company now expects adjusted revenues to be $2.450 – $2.500 billion compared to the previously guided range of $2.475 – $2.525 billion. The expected range of adjusted income from continuing operations per diluted share is now $5.28 – $5.48 compared to the previously guided range of $5.28 - $5.58.

On a GAAP basis, the Company expects second quarter 2015 revenues to be $588 – $608 million and income from continuing operations per diluted share to be $0.32 – $0.42. For the full year ending December 31, 2015, the Company now expects revenues to be $2.388 – $2.438 billion compared to the previously guided range of $2.417 – $2.467 billion. The expected range of income from continuing operations per diluted share is now $2.37 – $2.57 compared to the previously guided range of $2.37 – $2.67.

Earnings Conference Call

Management will host a conference call today at 10:30 am EDT to discuss results of the quarter and full-year. The listen-only audio of the conference call will be broadcast live via the Internet at http://investor.belden.com. The dial-in number for participants in the U.S. is 888-256-9157; the dial-in number for participants outside the U.S. is 913-312-0977. A replay of this conference call will remain accessible in the investor relations section of the Company’s Web site for a limited time.

BELDEN INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND

COMPREHENSIVE INCOME

(Unaudited)

	Three Months Ended
	March 29, 2015	March 30, 2014
	(In thousands, except per share amounts)
Revenues	$546,957	$487,690
Cost of sales	(339,308)	(311,973)
Gross profit	207,649	175,717
Selling, general and administrative expenses	(140,816)	(94,848)
Research and development	(36,199)	(20,571)
Amortization of intangibles	(26,504)	(11,741)
Income from equity method investment	768	954
Operating income	4,898	49,511
Interest expense	(23,926)	(18,820)
Interest income	80	150
Income (loss) from continuing operations before taxes	(18,948)	30,841
Income tax expense	(688)	(5,685)
Income (loss) from continuing operations	(19,636)	25,156
Loss from disposal of discontinued operations, net of tax	—	(562)
Net income (loss)	$(19,636)	$24,594
Weighted average number of common shares and equivalents:
Basic	42,535	43,514
Diluted	42,535	44,293
Basic income (loss) per share
Continuing operations	$(0.46)	$0.58
Disposal of discontinued operations	—	(0.01)
Net income (loss)	$(0.46)	$0.57
Diluted income (loss) per share
Continuing operations	$(0.46)	$0.57
Disposal of discontinued operations	—	(0.01)
Net income (loss)	$(0.46)	$0.56
Comprehensive income (loss)	$(5,723)	$13,281
Dividends declared per share	$0.05	$0.05

BELDEN INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 29, 2015	December 31, 2014
	(Unaudited)
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$166,700	$741,162
Receivables, net	392,727	379,777
Inventories, net	238,243	228,398
Deferred income taxes	21,173	22,157
Other current assets	58,432	42,656

Total current assets	877,275	1,414,150

Property, plant and equipment, less accumulated depreciation	319,110	316,385
Goodwill	1,411,971	943,374
Intangible assets, less accumulated amortization	733,285	461,292
Deferred income taxes	38,215	40,652
Other long-lived assets	81,091	86,974

	$3,460,947	$3,262,827

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$233,604	$272,439
Accrued liabilities	247,945	250,420
Current maturities of long-term debt	2,500	2,500

Total current liabilities	484,049	525,359

Long-term debt	1,904,413	1,765,422
Postretirement benefits	113,884	122,627
Deferred income taxes	126,367	10,824
Other long-term liabilities	35,019	31,409
Stockholders’ equity:
Common stock	503	503
Additional paid-in capital	592,837	595,389
Retained earnings	600,158	621,896
Accumulated other comprehensive loss	(32,118)	(46,031)
Treasury stock	(364,165)	(364,571)

Total stockholders’ equity	797,215	807,186

	$3,460,947	$3,262,827

BELDEN INC.

CONDENSED CONSOLIDATED CASH FLOW STATEMENTS

(Unaudited)

	Three Months Ended
	March 29, 2015	March 30, 2014
	(In thousands)
Cash flows from operating activities:
Net income (loss)	$(19,636)	$24,594
Adjustments to reconcile net income (loss) to net cash used for operating activities:
Depreciation and amortization	38,045	21,238
Share-based compensation	5,006	4,566
Loss on sale of business	—	562
Income from equity method investment	(768)	(954)
Tax benefit related to share-based compensation	(3,690)	(3,264)
Changes in operating assets and liabilities, net of the effects of currency exchange rate changes and acquired businesses:
Receivables	10,341	(6,490)
Inventories	(18,211)	(13,205)
Accounts payable	(34,562)	1,252
Accrued liabilities	(23,965)	(40,748)
Accrued taxes	(50)	(3,622)
Other assets	(1,638)	(2,417)
Other liabilities	923	(1,927)

Net cash used for operating activities	(48,205)	(20,415)

Cash flows from investing activities:
Cash used to acquire businesses, net of cash acquired	(695,345)	(4,700)
Capital expenditures	(15,456)	(10,356)
Payments from disposal of business	—	(956)
Proceeds from disposal of tangible assets	6	12

Net cash used for investing activities	(710,795)	(16,000)

Cash flows from financing activities:
Borrowings under credit arrangements	200,000	—
Tax benefit related to share-based compensation	3,690	3,264
Debt issuance costs paid	(622)	(1,702)
Cash dividends paid	(2,140)	(2,172)
Proceeds (payments) from exercise of stock options, net of withholding tax payments	(10,842)	(5,441)

Net cash provided by (used for) financing activities	190,086	(6,051)

Effect of foreign currency exchange rate changes on cash and cash equivalents	(5,548)	(1,259)

Decrease in cash and cash equivalents	(574,462)	(43,725)
Cash and cash equivalents, beginning of period	741,162	613,304

Cash and cash equivalents, end of period	$166,700	$569,579

BELDEN INC.

CONSOLIDATED RECONCILIATION OF NON-GAAP MEASURES

(Unaudited)

In addition to reporting financial results in accordance with accounting principles generally accepted in the United States, we provide non-GAAP operating results adjusted for certain items, including: asset impairments; accelerated depreciation expense due to plant consolidation activities; purchase accounting effects related to acquisitions, such as the adjustment of acquired inventory and deferred revenue to fair value and transaction costs; revenue and cost of sales deferrals for certain acquired product lines subject to software revenue recognition accounting requirements; severance, restructuring, and acquisition integration costs; gains (losses) recognized on the disposal of businesses and tangible assets; amortization of intangible assets; gains (losses) on debt extinguishment; discontinued operations; and other costs. We utilize the adjusted results to review our ongoing operations without the effect of these adjustments and for comparison to budgeted operating results. We believe the adjusted results are useful to investors because they help them compare our results to previous periods and provide important insights into underlying trends in the business and how management oversees our business operations on a day-to-day basis. Adjusted results should be considered only in conjunction with results reported according to accounting principles generally accepted in the United States.

	Three Months Ended
	March 29, 2015	March 30, 2014
	(In thousands, except percentages and per share amounts)
GAAP revenues	$546,957	$487,690
Deferred revenue adjustments	22,494	617

Adjusted revenues	$569,451	$488,307

GAAP gross profit	$207,649	$175,717
Deferred gross profit adjustments	21,658	450
Severance, restructuring, and acquisition integration costs	1,466	(49)
Purchase accounting effects related to acquisitions	267	—

Adjusted gross profit	$231,040	$176,118

GAAP gross profit margin	38.0%	36.0%
Adjusted gross profit margin	40.6%	36.1%

GAAP operating income	$4,898	$49,511
Amortization of intangible assets	26,504	11,741
Deferred gross profit adjustments	21,658	450
Severance, restructuring, and acquisition integration costs	14,483	2,295
Purchase accounting effects related to acquisitions	9,422	—
Accelerated depreciation	140	—

Total operating income adjustments	72,207	14,486

Adjusted operating income	$77,105	$63,997

Depreciation expense	11,401	9,497

Adjusted EBITDA	$88,506	$73,494

GAAP operating income margin	0.9%	10.2%
Adjusted operating income margin	13.5%	13.1%
Adjusted EBITDA margin	15.5%	15.1%

GAAP income (loss) from continuing operations	$(19,636)	$25,156
Operating income adjustments from above	72,207	14,486
Tax effect of adjustments	(9,309)	(4,220)

Adjusted income from continuing operations	$43,262	$35,422

GAAP income (loss) from continuing operations per diluted share	$(0.46)	$0.57
Adjusted income from continuing operations per diluted share	$1.00	$0.80

GAAP diluted weighted average shares	42,535	44,293
Adjustment for anti-dilutive shares that are dilutive under adjusted measures	677	—

Adjusted diluted weighted average shares	43,212	44,293

BELDEN INC.

RECONCILIATION OF OPERATING SEGMENT MEASURES TO CONSOLIDATED MEASURES

(Unaudited)

In addition to reporting consolidated financial results in accordance with accounting principles generally accepted in the United States, we provide non-GAAP consolidated operating results adjusted for certain items, including: asset impairments; accelerated depreciation expense due to plant consolidation activities; purchase accounting effects related to acquisitions, such as the adjustment of acquired inventory and deferred revenue to fair value and transaction costs; revenue and cost of sales deferrals for certain acquired product lines subject to software revenue recognition accounting requirements; severance, restructuring, and acquisition integration costs; gains (losses) recognized on the disposal of businesses and tangible assets; amortization of intangible assets; and other costs. We utilize the consolidated adjusted results to review our ongoing operations without the effect of these adjustments and for comparison to consolidated budgeted operating results. We believe the consolidated adjusted results are useful to investors because they help them compare our consolidated results to previous periods and provide important insights into underlying trends in the business and how management oversees our business operations on a day-to-day basis. Consolidated adjusted results should be considered only in conjunction with consolidated results reported according to accounting principles generally accepted in the United States.

	Three Months Ended March 29, 2015
	Broadcast Solutions	Enterprise Connectivity Solutions	Industrial Connectivity Solutions	Industrial IT Solutions	Network Security Solutions	Total Segments	Eliminations	Income from equity method investment	Consolidated
	(In thousands, except percentages)
Segement revenues	$213,586	$104,695	$152,972	$61,073	$37,125	$569,451	$—	$—	$569,451
Deferred revenue adjustments	(4,130)	—	—	—	(18,364)	(22,494)	—	—	(22,494)

Consolidated revenues									$546,957

Segment EBITDA	$29,232	$13,881	$24,173	$11,087	$9,901	$88,274	$(536)	$768	$88,506
Depreciation expense	(4,045)	(3,002)	(2,851)	(559)	(944)	(11,401)	—	—	(11,401)

Adjusted operating income (A)	$25,187	$10,879	$21,322	$10,528	$8,957	$76,873	$(536)	$768	$77,105
Amortization of intangible assets	(12,720)	(138)	(823)	(1,410)	(11,413)	(26,504)	—	—	(26,504)
Severance, restructuring, and acquisition integration costs	(11,538)	(557)	(1,773)	52	(667)	(14,483)	—	—	(14,483)
Deferred gross profit adjustments	(3,294)	—	—	—	(18,364)	(21,658)	—	—	(21,658)
Purchase accounting effects related to acquisitions	—	—	(267)	—	(9,155)	(9,422)	—	—	(9,422)
Accelerated depreciation	(140)	—	—	—	—	(140)	—	—	(140)

Subtotal of reconciling items	(27,692)	(695)	(2,863)	(1,358)	(39,599)	(72,207)	—	—	(72,207)

Consolidated operating income									$4,898

Segment EBITDA margin	13.7%	13.3%	15.8%	18.2%	26.7%	15.5%
Adjusted EBITDA margin									15.5%
Adjusted operating income margin	11.8%	10.4%	13.9%	17.2%	24.1%	13.5%			13.5%
GAAP operating income margin									0.9%

	Three Months Ended March 30, 2014
	Broadcast Solutions	Enterprise Connectivity Solutions	Industrial Connectivity Solutions	Industrial IT Solutions	Network Security Solutions	Total Segments	Eliminations	Income from equity method investment	Consolidated
	(In thousands, except percentages)
Segement revenues	$166,485	$108,394	$159,318	$54,110	$—	$488,307	$—	$—	$488,307
Deferred revenue adjustments	(617)	—	—	—	—	(617)	—	—	(617)

Consolidated revenues									$487,690

Segment EBITDA	$26,171	$14,175	$23,682	$9,588	$—	$73,616	$(1,076)	$954	$73,494
Depreciation expense	(2,881)	(3,700)	(2,384)	(532)	—	(9,497)	—	—	(9,497)

Adjusted operating income (A)	$23,290	$10,475	$21,298	$9,056	$—	$64,119	$(1,076)	$954	$63,997
Amortization of intangible assets	(10,519)	(168)	(265)	(789)	—	(11,741)	—	—	(11,741)
Severance, restructuring, and acquisition integration costs	(1,753)	(139)	(283)	(120)	—	(2,295)	—	—	(2,295)
Deferred gross profit adjustments	(450)	—	—	—	—	(450)	—	—	(450)

Subtotal of reconciling items	(12,722)	(307)	(548)	(909)	—	(14,486)	—	—	(14,486)

Consolidated operating income									$49,511

Segment EBITDA margin	15.7%	13.1%	14.9%	17.7%		15.1%
Adjusted EBITDA margin									15.1%
Adjusted operating income margin	14.0%	9.7%	13.4%	16.7%		13.1%			13.1%
GAAP operating income margin									10.2%

(A) Adjusted operating income by segment is presented for informational purposes only. Effective January 1, 2015, our measurement of segment profit or loss is Segment EBITDA. The prior periods presentation has been updated accordingly.

BELDEN INC.

RECONCILIATION OF NON-GAAP MEASURES

FREE CASH FLOW

(Unaudited)

We define free cash flow, which is a non-GAAP financial measure, as net cash from operating activities adjusted for capital expenditures net of the proceeds from the disposal of tangible assets. We believe free cash flow provides useful information to investors regarding our ability to generate cash from business operations that is available for acquisitions and other investments, service of debt principal, dividends and share repurchases. We use free cash flow, as defined, as one financial measure to monitor and evaluate performance and liquidity. Non-GAAP financial measures should be considered only in conjunction with financial measures reported according to accounting principles generally accepted in the United States. Our definition of free cash flow may differ from definitions used by other companies.

	Three Months Ended	Three Months Ended
	March 29, 2015	March 30, 2014
	(In thousands)
GAAP net cash used for operating activities	$(48,205)	$(20,415)
Capital expenditures, net of proceeds from the disposal of tangible assets	(15,450)	(10,344)

Non-GAAP free cash flow	$(63,655)	$(30,759)

BELDEN INC.

RECONCILIATION OF NON-GAAP MEASURES

2015 REVENUE AND EARNINGS GUIDANCE

	Year Ended	Three Months Ended
	December 31, 2015	June 28, 2015
Adjusted revenues	$2.450 - $2.500 billion	$605 - $625 million
Deferred revenue adjustments	($62 million)	($17 million)

GAAP revenues	$2.388 - $2.438 billion	$588 - $608 million

Adjusted income from continuing operations per diluted share	$5.28 - $5.48	$1.15 - $1.25
Amortization of intangible assets	($1.52)	($0.40)
Deferred gross profit adjustments	($0.86)	($0.25)
Severance, restructuring, and acquisition integration costs	($0.39)	($0.18)
Purchase accounting effects of acquisitions	($0.14)	$0.00

GAAP income from continuing operations per diluted share	$2.37 - $2.57	$0.32 - $0.42

Our guidance for revenues and income from continuing operations per diluted share is based upon the extent of information currently available regarding events and conditions that will impact our future operating results for 2015. Our actual results are likely to be impacted by other additional events for which information is not available, such as asset impairments, purchase accounting effects related to acquisitions, severance and other restructuring costs, gains (losses) recognized on the disposal of tangible assets, gains (losses) on debt extinguishment, discontinued operations, and other gains (losses) related to events or conditions that are not yet known.

Belden Reports Strong Results in First Quarter 2015

Use of Non-GAAP Financial Information

Adjusted results are non-GAAP measures that reflect certain adjustments the Company makes to provide insight into operating results. All GAAP to non-GAAP reconciliations accompany the consolidated financial statements included in this release and have been published to the investor relations section of the Company’s Web site at http://investor.belden.com.

Forward-Looking Statements

This release contains forward-looking statements including our expectations for the second quarter and full-year 2015. Forward-looking statements also include any other statements regarding future financial performance (including revenues, expenses, earnings, margins, cash flows, dividends, capital expenditures and financial condition), plans and objectives, and related assumptions. Forward-looking statements reflect management’s current beliefs and expectations and are not guarantees of future performance. Actual results may differ materially from those suggested by any forward-looking statements for a number of reasons, including: the impact of a challenging global economy or a downturn in served markets; the cost and availability of raw materials including copper, plastic compounds, electronic components, and other materials; the competitiveness of the global broadcast, enterprise, and industrial markets; disruption of, or changes in, the Company’s key distribution channels; volatility in credit and foreign exchange markets; the inability to successfully complete and integrate acquisitions in furtherance of the Company’s strategic plan; the inability to execute and realize the expected benefits from strategic initiatives (including revenue growth, cost control, and productivity improvement programs); political and economic uncertainties in the countries where the Company conducts business, including emerging markets; the inability of the Company to develop and introduce new products and competitive responses to our products; assertions that the Company violates the intellectual property of others and the ownership of intellectual property by competitors and others that prevents the use of that intellectual property by the Company; variability in the Company’s quarterly and annual effective tax rates; the impairment of goodwill and other intangible assets and the resulting impact on financial performance; the impact of regulatory requirements and other legal compliance issues; disruptions in the Company’s information systems including due to cyber-attacks; perceived or actual product failures; risks related to the use of open source software; disruptions and increased costs attendant to collective bargaining groups and other labor matters; and other factors.

For a more complete discussion of risk factors, please see our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on February 23, 2015. Belden disclaims any duty to update any forward looking statements as a result of new information, future developments, or otherwise, except as required by law.

Belden Reports Strong Results in First Quarter 2015

About Belden

Belden Inc. delivers a comprehensive product portfolio designed to meet the mission-critical network infrastructure needs of industrial, enterprise and broadcast markets. With innovative solutions targeted at reliable and secure transmission of rapidly growing amounts of data, audio and video needed for today’s applications, Belden is at the center of the global transformation to a connected world. Founded in 1902, the company is headquartered in St. Louis and has manufacturing capabilities in North and South America, Europe and Asia. For more information, visit us at www.belden.com or follow us on Twitter @BeldenInc.

Contact:

Belden Investor Relations

314-854-8054

Investor.Relations@Belden.com

BDC-E